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                                                                    EXHIBIT 10.1

                                    Optionee:                   Dennis Hightower
                                    Grant Date:                February 25, 2003
                                    Number of Shares of
                                    Class A-3 Common Stock:                7,500
                                    Price Per Share:                       $6.70


     This option and any securities issued upon exercise of this option are subject to restrictions on voting and transfer and requirements of sale and other provisions as set forth in a Stockholders Agreement (the "Stockholders Agreement") among the Company, certain of its subsidiaries and certain of its shareholders, dated as of December 21, 1998 and this option and any securities issued upon exercise of this option constitute Other Investor Shares as defined therein. The Company will furnish a copy of such Stockholders Agreement to the holder of this option without charge upon written request.

                                   TISM, Inc.
                                  Stock Option

                       Hightower Class A Option Agreement

     This option agreement (the "Agreement") is made as of the Grant Date by and between TISM, Inc., a Michigan corporation (the "Company"), and the Optionee, pursuant to the Company's Third Amended and Restated Stock Option Plan (the "Plan"). The initially capitalized terms Optionee, Grant Date, Number of Shares and Price Per Share shall have the meanings set forth above; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan. The Company and the Optionee hereby agree as follows:

1.   Grant of Option.

     A. This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, the Number of Shares of Class A-3 Common Stock, par value $.001 per share, of the Company set forth above (the "Shares") at the Price Per Share. The price at which the Option may be exercised is the Price Per Share. The number of Shares for which the Option may be exercised is the Number of Shares set forth above.

     B. For so long as the Optionee is a member of the Board of Directors of the Company (the "Board"), this Option shall become exercisable as to 100% of the total Number of Shares on February 25, 2003; provided, that the Option shall cease to vest and shall terminate as to the Number of Shares not then exercisable on the date the Optionee no longer serves as a member of the Board; provided, further, that the total Number of Shares then eligible for vesting under this Option shall immediately vest and become exercisable upon a Change of Control.

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The latest date on which this Option may be exercised (the "Final Exercise
Date") is the earliest of (i) ten years following the Grant Date, or (ii) the termination hereof in accordance with this Agreement or the Plan.

     C. As used herein, the following terms shall have the meanings set forth below:

     "Change of Control" shall have the meaning of that term as defined in the Stockholders Agreement.

     "Option" shall mean the option to purchase the Shares of Class A-3 Common Stock granted to the Optionee pursuant to this Agreement.

     "Person" shall mean any individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, entity, or any government, governmental department or agency or political subdivision thereof.

2. Exercise of Option. Any election to exercise this Option shall be in writing, signed by the Optionee or by such Person's executor or administrator (the "Legal Representative"), and received by the Company at its principal office, accompanied by payment in full and by such additional reasonable documentation evidencing the right to exercise (or, in the case of a Legal Representative, of the authority of such person) as the Company may require. The purchase price shall be paid by bank check or wire transfer of immediately available federal funds, or such other form of consideration as is designated by the Board.

3. Other Agreements. In addition to the terms and provisions of this Agreement and the Plan, this Option and any Shares received upon the exercise of this Option shall be subject to certain rights, restrictions and obligations set forth in the Stockholders Agreement and shall constitute Other Investor Shares thereunder and the Optionee shall be party thereto and bound thereby as an Other Investor thereunder with respect to such Shares as fully as if he were an original signatory thereto.

4. Withholding. No Shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements reasonably satisfactory to the Company with respect to such taxes.

5. Representations and Warranties. The Optionee represents and warrants to the Company as follows:

     The Optionee has been advised that the Shares to be received upon the exercise of this Option have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Optionee is aware that the Company is under no obligation to effect any such registration with respect to the Shares or to file for or comply with any exemption from registration. Any election by the Optionee to exercise

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     this Option to purchase the Shares will be made by the Optionee hereunder for its own account and not with a view to, or for resale in connection with, the distribution of the Shares in violation of the Securities Act. The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of an investment in the Shares, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Optionee is an accredited investor as that term is defined in Regulation D under the Securities Act.

6. Effect on Board Membership. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to serve as a member of the Board, affect the right of the Board or the stockholders of the Company to elect or remove such Optionee at any time, or affect any right of such Optionee to resign from his membership on the Board at any time.

7. Notices. Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered in the manner required by the Stockholders Agreement, to the Company addressed as provided in the Stockholders Agreement and to the Optionee at its address specified on the signature page hereto.

8. Provisions of the Plan, Etc. This Option is subject in its entirety to the provisions of the Plan, a copy of which is furnished to the Optionee with this Option, provided that in the event of any conflict between the terms of this Option and the Plan, the terms of the Option shall control. The Option evidenced by this Agreement is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code (the "Code").

9. Remedies. The Company and the Optionee shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or the Optionee. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including without limitation preliminary or temporary relief) as may be appropriate in the circumstances.

10.  Miscellaneous.

     A. Governing Law. This Agreement shall be governed and construed in accordance with the laws of Michigan.

     B. Entire Agreement/Amendments. This Agreement and the other agreements referred to herein contain the entire understanding of the parties with respect its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

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     C. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     D. Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     E. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (x) hereby irrevocably submits to the jurisdiction of the state courts of the State of Michigan sitting in the County of Washtenaw or the United States District Court for the Eastern District of Michigan for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (y) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (z) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, (i) to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above and (ii) judgments obtained in any court referred to in clause (a) above may be enforced in any jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Michigan law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified on the signature page hereto is reasonably calculated to give actual notice.

     F. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW

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EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN
INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10(F) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10(F) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     G. Authority; Effect; etc. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

     H. Assignment. This Agreement shall not be assignable by the Optionee and shall be assignable by the Company only with the consent of the Optionee, provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

     I. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the Optionee and the Company and their respective personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

     J. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                                 TISM, Inc.

                                                 By: /s/ Harry Silverman
                                                     ---------------------------
                                                 Name: Harry Silverman
                                                 Title:

                                                 Dennis Hightower

                                                 /s/ Dennis F. Hightower
                                                 -------------------------------
                                                 Name: Dennis F. Hightower
                                                 Address: